Exhibit 99.1

18135 BURKE ST. OMAHA, NE 68022 TEL: 402-829-6800 FAX: 402-829-6836

For further information, contact:

LINDSAY CORPORATION:	THREE PART ADVISORS:
Brian Ketcham	Hala Elsherbini
Senior Vice President & Chief Financial Officer	972-458-8000
402-827-6579

Lindsay Corporation Announces CEO Succession

OMAHA, Neb., November 10, 2020 — Lindsay Corporation (NYSE: LNN), a leading global manufacturer and distributor of irrigation and infrastructure equipment and technology, today announced the retirement of Tim Hassinger from his position as President and Chief Executive Officer and as a member of the Board of Directors, effective December 31, 2020. The company further announced that its Board of Directors, pursuant to its succession plan, has appointed Randy Wood, who currently serves as Chief Operating Officer, to succeed Hassinger as President and Chief Executive Officer and as a member of the Board of Directors, effective January 1, 2021.

Hassinger joined Lindsay in October 2017 as President and Chief Executive Officer. During his leadership, the company achieved significant cost savings, process enhancements, and overall improvement in operating margin through the Foundation for Growth initiative.

“It has been a tremendous experience to have been part of Lindsay’s transformational journey with such an exceptional team,” said Hassinger. “Randy has been a partner in leading the Foundation for Growth initiative. He understands the business and company really well, and I am confident that he is going to be an excellent CEO.”

Speaking about the succession, Lindsay’s Chairman of the Board, Michael Nahl, said, “On behalf of the Board of Directors, we are extremely thankful to Tim for leading the company through its pivotal transformation. We are a significantly stronger company today as a result of his strategic vision and focus on creating a company culture that empowers our employees to grow professionally within dynamic cooperative teams. In addition to enhancing the company’s ability to deliver value to shareholders through improved financial performance, Tim has developed a remarkably talented Leadership Team and he supported our growth of environmental, social and charitable initiatives while strengthening our commitment to diversity and inclusion throughout our company. Tim’s remarkable accomplishments have positioned Lindsay for further growth and success under Randy Wood’s leadership. Randy is well prepared to lead our organization to continuing success.”

Since joining Lindsay in 2008, Wood, 48, has served in a variety of leadership roles of increasing responsibility. Wood currently serves as Chief Operating Officer, a position in which he is responsible for the company’s financial results and overall operations. Prior to this, Wood previously held key positions leading the company’s irrigation business. He played a significant role in growing our international irrigation business, building capabilities through innovation and technology and creating key relationships across the globe.

“It’s my honor and privilege to serve as Lindsay’s next CEO, and I thank the Board for their confidence in me,” said Wood. “I also want to thank Tim for his support and guidance, and for what he’s done to prepare our company for this transition. I’m excited to work with the Leadership Team and our tremendous organization around the world to continue our momentum and fulfill our vision.”

About the Company

Lindsay Corporation (NYSE: LNN) is a leading global manufacturer and distributor of irrigation and infrastructure equipment and technology. Established in 1955, the company has been at the forefront of research and development of innovative solutions to meet the food, fuel, fiber and transportation needs of the world’s rapidly growing population. The Lindsay family of irrigation brands includes Zimmatic® center pivot and lateral move agricultural irrigation systems and FieldNET® remote irrigation management and scheduling technology, as well as irrigation consulting and design and industrial IoT solutions. Also a global leader in the transportation industry, Lindsay Transportation Solutions manufactures equipment to improve road safety and keep traffic moving on the world’s roads, bridges and tunnels, through the Barrier Systems®, Road Zipper® and Snoline™ brands. For more information about Lindsay Corporation, visit www.lindsay.com.

Concerning Forward-Looking Statements

This release contains forward-looking statements that are subject to risks and uncertainties and which reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, company performance and financial results. You can find a discussion of many of these risks and uncertainties in the annual, quarterly and current reports that the company files with the Securities and Exchange Commission. Forward-looking statements include information concerning possible or assumed future results of operations and planned financing of the company and those statements preceded by, followed by or including the words “anticipate,” “estimate,” “believe,” “intend,” “expect,” “outlook,” “could,” “may,” “should,” “will,” or similar expressions. For these statements, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company undertakes no obligation to update any forward-looking information contained in this press release.